FILED PURSUANT TO
RULE 424(B)(3)
REGISTRATION NO. 333-151419

Prospectus

Fenario, Inc.
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the sale by fenario, inc.
of up to 3,000,000 shares of common stock at $0.05 per share

and

the resale by certain selling shareholders
of 4,000,000 shares of common stock at $0.05 per share
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This prospectus relates to (i) the resale of 4,000,000 shares of common stock, par value $0.0001 per share, of Fenario, Inc., which are issued and outstanding and will be offered and sold by the holders thereof, and (ii) the sale of up to 3,000,000 shares of common stock, par value $0.0001 per share, to be offered and sold by Fenario, Inc.

The 3,000,000 shares to be offered by Fenario will be newly-issued shares of common stock, par value $0.0001 per share.  The shares will be offered and sold at a price of $0.05 per share.  They will be offered on a "best efforts basis."  The shares will be offered and sold by the directors and officers of Fenario, Inc. on its behalf, and no underwriters or broker-dealers will be involved in such offering.  The offering will commence as soon as practicable after the effective date of the registration statement relating to this prospectus.  It will terminate 180 days after such effective date, but such termination date may be extended for up to an additional 90 days in our discretion.  Fenario reserves the right to terminate the offering at an earlier date, in its sole discretion, even if no shares are sold.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.  Funds received by Fenario for the payment of shares subscribed for in the offering will be deposited into a bank account maintained by it and under its control and be immediately available for its use.  Such funds will not be placed into escrow, trust or any other similar arrangement.  All funds received by Fenario will be retained by it for its use and will not be refunded.

The 4,000,000 shares to be resold are shares of our common stock, par value $0.0001 per share, which are issued and outstanding and will be offered and sold by the holders thereof.  Such shares will be offered and sold at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the Financial Industry Regulatory Authority, Inc.  (“FINRA”) for our common stock to be eligible for trading on the Over-The-Counter Bulletin Board or a similar electronic inter-dealer quotation system. We do not yet have a market maker who has agreed to file such application. Investing in our securities involves significant risks. See “Risk Factors” beginning on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is June 20, 2008

ii

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

prospectus summary

As used in this Prospectus, references to the "Company," the "Registrant," "we," “our” "us" or Fenario refer to Fenario, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before  making  an  investment decision,  you should read the entire prospectus carefully,  including the "Risk Factors"  section,  the  financial  statements  and the  notes to the financial statements.

Corporate Background

Fenario, Inc. is a development stage company which was incorporated on May 11, 2007 in the state of Nevada. We have not generated any revenue to date and are a development stage company. We are focused on developing and licensing proprietary software solutions for healthcare providers, health care professionals and health insurance companies. Currently, there is an increasing focus on medical cost containment within the medical community and the general population as a whole. We hope to offer advanced clinical, financial and management information software which is focused on enabling the real time automation of routine patient transactions. This offering will provide us with an infrastructure platform to effectuate our business plan.

Our offices are currently located at 410 Park Avenue, 15th Floor, New York 10022.  Our telephone number is (917) 497- 2692.  We do not currently have a functioning website.

The Offering

Securities offered:
(i) 4,000,000 shares of common stock, par value $0.0001 per share, which are issued and outstanding and will be offered and sold by the holders thereof; and (ii) 3,000,000 shares of common stock, par value $0.0001 per share, to be offered and sold by our Company

Offering price:	$.05 per share per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Shares outstanding prior to offering:	9,000,000

Shares outstanding after offering:	12,000,000, if the maximum of 3,000,000 shares of common stock is sold in our primary offering.

Our president, chief executive officer and a director of the Company currently holds 55.5% of our shares, and, as a result, will exercise control over our direction. After the offering this executive officer and director will hold approximately 41.7% if we are successful at selling all the shares offered.

Market for the common shares:

There is no market for our securities. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:
If we are successful at selling the maximum of 3,000,000 shares we are offering, our gross proceeds from this offering will be $150,000. We intend to use these proceeds towards expenses related to this offering, office facilities and equipment, software development, marketing, general and administrative expenses, and working capital.  See the section below entitled “Use of Proceeds.”

We will not receive any proceeds from the resale of shares by the selling stockholders.

Summary Financial Information

For The Period May 11, 2007 (Inception) To March 31, 2008 (Unaudited)
Statement of Operations Data:
Revenues	$ -
Net Loss	$ (2,850)
Net Loss Per Common Share - Basic and Diluted	$ (0.00)
Weighted Average Common Shares Outstanding -Basic and Diluted	5,938,272
Balance Sheet Data:	March 31, 2008 (Unaudited)
Working Capital	$ 30,150
Total Assets	$ 39,650
Stockholders’ Equity	$ 37,650

risk factors

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

risk factors relating to our company

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Fenario, Inc. was established on May 11, 2007, for the purpose of developing and licensing proprietary software solutions for healthcare providers, health care professionals and health insurance companies. Our operations to date have been focused on organizational, start-up, and fund-raising activities. As a development stage company, the Company is a highly speculative venture involving significant financial risk. It is uncertain as to when the Company will become profitable, if ever.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

We expect losses in the future because we have no revenue to offset losses.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development of our core software and the implementation of our marketing plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We have not yet established an ongoing source of revenues sufficient to cover our operating costs to allow us to continue as a going concern.  Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period May 11, 2007 (inception) to March 31, 2008.  Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

As a software development firm, we depend on others for sales of our products, which may place us at a competitive disadvantage and reduce sales and profitability.

We expect that our products will be brought to market by third party corporate software distributors.  We have not entered into any agreements with such distributors.  Changes in our relationships with these companies could have a material adverse effect on our ability to timely provide our products and secure sales. It is possible that notwithstanding the relationship between our distributors and our Company, our distributors may not be able to fulfill their obligations to us. If we cannot obtain adequate distribution of our product, this could adversely affect our sales and earnings.

Our lack of business diversification could have a negative impact on our financial performance.

We expect that our business will consist of the development and sale of medical software systems.  We currently have no other lines of business or other sources of revenue. Our lack of business diversification could cause us to be unable to generate revenues by the sale of our product since we do not have any other lines of business or alternative revenue sources.

Since our officers work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

As our two officers, Mr. Uziel Leibowitz and Mr. Natan Birnak have no technical training or experience in creating and operating a medical software business, we will have to hire qualified consultants. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

As neither of our executive officers have any training or experience in creating and operating a medical software business, we will have to hire qualified consultants to perform the various necessary tasks. Additionally, due to their lack of experience, our executive officers may make wrong decisions and choices regarding the software development and product marketing. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

If we are unable to obtain additional funding, our business operations will be harmed.  Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to operate our business, develop a marketing program and address all necessary infrastructure concerns. We anticipate that we will require a minimum of $100,000 to fund our continued operations for the next twelve months. We hope to raise this capital through our public offering after the registration statement relating to this prospectus is declared effective by the Securities and Exchange Commission.  It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations.  If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We may not be able to compete with current and potential medical software product developers, some of whom have greater resources and experience than we do.

The medical software market is intensely competitive and subject to rapid change.  We do not have the resources to compete with our existing competitors or with any new competitors.  We compete with many medical software development companies which have significantly greater personnel, financial and managerial resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Mr. Uziel Leibowitz, the president and chief executive officer and a director of the Company, owns a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Mr. Leibowitz, the president, chief executive officer and a director of the Company, beneficially owns approximately or has the right to vote 55.5% of our outstanding common stock. As a result, he will have the ability to control substantially all matters submitted to our stockholders for approval including:

•      election of  our  board  of  directors;
•      removal of  any  of  our  directors;
•      amendment of  our  Articles of Incorporation  or  bylaws;  and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and positions, Mr. Leibowitz will be able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Mr. Leibowitz could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

risk related to the medical software industry

If we fail to provide protection for our Intellectual Property we may be subject to infringement or the illegal transfer of our software

Failure to provide adequate protection our proprietary rights in the form of confidentiality agreements, copy rights, trademarks or patents could expose us to infringement claims, pirating or the conversion of our rights by others, significantly harming our competitive position. The Company will require third-party consultants and contractors to enter into nondisclosure agreements to limit the use of, access to and distribution of its proprietary information. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate to prevent misappropriation. The laws of some foreign countries may not protect the Company's proprietary rights as fully or in the same manner as do the laws of the United States. Also, despite the steps taken by the Company to protect its proprietary rights, it may be possible for unauthorized third parties to copy aspects of the Company's products, reverse engineer such products or otherwise obtain and use information that the Company regards as proprietary. In certain limited instances, customers can access source code versions of the Company's software, subject to contractual limitations on the permitted use of such source code. Although the Company's license agreements with such customers will attempt to prevent misuse of the source code, the possession of the Company's source code by third parties increases the ease and likelihood of potential misappropriation of such software. Furthermore, there can be no assurance that others will not independently develop technologies similar or superior to the Company's technology or design around the proprietary rights owned by the Company.

In addition, although the Company does not believe that its products will infringe the proprietary rights of third parties, there can be no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against the Company or that any such assertions or prosecutions will not materially adversely affect the Company's business, financial condition and results of operations. Regardless of the validity of such claims, defending against such claims could result in significant costs and diversion of Company resources, which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the assertion of such infringement claims could result in injunctions preventing the Company from distributing certain products, which could have a material adverse effect on the Company's business, financial condition and results of operations. If any claims or actions are asserted against the Company, the Company may seek to obtain a license to such intellectual property rights. There can be no assurance, however, that such a license would be available on reasonable terms or at all.

Rapid technological change and evolving markets may render our products obsolete or less competitive.

The market for the Company's products and services is characterized by rapidly changing technologies, evolving industry standards and new product introductions and enhancements that may render our products obsolete or less competitive. As a result, the Company's position in the healthcare information technology market could erode rapidly due to unforeseen changes in the features and functions of competing products, as well as the pricing models for such products. The Company's future success will depend in part upon the Company's ability to enhance its products and to develop and introduce new products to meet changing customer requirements. The process of developing products such as those that will be offered by the Company is extremely complex and is expected to become increasingly complex and expensive in the future as new technologies are introduced.

We may face damage to our professional reputation or legal liability if our future customers are not satisfied with our intended product offerings. In such case, it is unlikely that we will be able to make future sales. If we are unable to make future sales, investors are likely to lose their entire investment.

As a manufacturer of medical business solutions, we will depend to a large extent on referrals from future customers as we will attempt to establish a reputation as a  high-caliber manufacturer of medical business services. As a result, if a customer is not satisfied with our products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of customers.

Government regulation of confidentiality of patient health information could result in required product modifications which would require significant expenditure of capital resources

There is substantial U.S. federal and state and foreign regulation of confidentiality of patient health information and the circumstances under which such information may be used by, disclosed to or processed by our company as a consequence of any contracts with various health care providers or insurance companies. Although compliance with these laws and regulations is presently the principal responsibility of the hospital, physician or other healthcare provider, regulations governing patient confidentiality rights are dynamic and rapidly evolving. Changes may be made which would require the company to change its products and systems and methods which could require significant expenditures of capital and decrease future business prospects. Additional federal and state legislation governing the dissemination of individually identifiable information have been proposed in the United States and may be adopted, which may also significantly affect our business.

Government regulation of healthcare information delivery systems may affect healthcare providers' decisions which could result in unplanned product enhancements, delays, or cancellations of product orders or shipments, or reduce the need for certain systems

During the past several years, the healthcare industry within the United States and other countries has been subject to changing political, economic and regulatory influences and to increasing levels of governmental regulation. Certain proposals to reform the U.S. healthcare systems have been and are being considered by Congress. These proposals, if enacted, could change the operating environment for any of our customers within the United States that could have a negative impact on our business, financial condition and results of operations.

Changes in current healthcare financing, reimbursement systems and procurement practices could result in unplanned product enhancements, delays, or cancellations of product orders or shipments, or reduce the need for certain systems.

Consolidation in the healthcare industry, particularly in the hospital and managed care markets, could decrease the number of potential purchasers of our products and adversely affect the company’s business.

Deterioration of the IP Communications industry could lead to further reductions in capital spending budgets by our customers, which could further adversely affect our revenues, gross margins and income.

Deterioration of the IP Communications industry could lead to further reductions in capital spending budgets by our customers, which could adversely affect our revenues, gross margins and income.

Our future revenues and gross margins will depend significantly on the overall demand for IP communication products. Reduced capital spending budgets by our customers caused by the ongoing industry downturn may lead to soft demand for our products, which may result in low revenues, earnings levels or growth rates. The global economy, in general, and the technology market in particular, has weakened and market conditions continue to be challenging. As a result, individuals and companies are delaying or reducing expenditures. In addition, the technology industry has experienced significant consolidation, and this trend is expected to continue. It is possible that we and one or more of our competitors each may supply products to companies that will merge. This consolidation could result in delays in purchasing decisions by merged companies or in us playing a decreased role in the supply of products to the merged companies. Further delays or reductions in spending could have a material adverse effect on demand for our products and services and, consequently, our results of operations, prospects and stock price.

risks relating to our common shares

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

• obtain financial information and investment experience objectives of the person; and
• make a  reasonable  determination  that  the  transactions  in penny stocks are  suitable  for that person and the person has  sufficient knowledge  and  experience  in  financial  matters  to be capable of evaluating  the  risks  of  transactions  in  penny  stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

• sets  forth  the  basis on  which  the  broker  or  dealer  made the suitability  determination;  and
• that the broker or dealer received a signed,  written agreement from the  investor  prior  to  the  transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. As of February 2008, the Securities and Exchange Commission adopted changes to Rule 144, which, shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   Rule 144 provides in essence that an affiliate  who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above , there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months , if the Company has filed its required reports..  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

THE OFFERING

This prospectus relates to the following: (a) the offering and sale by our Company of up to an aggregate of 3,000,000 shares of the Company’s common stock, par value $0.0001 per share; and (b) the resale of 4,000,000 issued and outstanding shares of the Company’s common stock, par value $0.0001 per share, to be offered and sold by the holders thereof.  Such shares will be offered and sold at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The shares to be offered and sold by us will be offered on a “best efforts basis.”  The shares will be sold by our directors and officers on our behalf, and no underwriters or broker-dealers will be involved in such offering.  The offering will commence as soon as practicable after the effective date of the registration statement relating to this prospectus.  It will terminate 180 days after such effective date, but such termination date may be extended for up to an additional 90 days in our discretion.  We reserve the right to terminate the offering at an earlier date, in our sole discretion, even if no shares are sold.

The 4,000,000 shares to be resold are shares of our common stock, par value $0.0001 per share, which are issued and outstanding and will be offered and sold by the holders thereof.  Such shares were offered and sold by us at a purchase price of $0.05 per share to the selling security holders in private placements conducted in January 2008 to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulations S promulgated thereunder.

use of proceeds

We will not receive any of the proceeds from the sale of the 4,000,000 shares of common stock being offered by the selling security holders.

We will receive proceeds from the sale of up to 3,000,000 shares of common stock being offered by our Company.  If the sale of the maximum amount of shares being offered herein is achieved, of which there is no assurance, we estimate that the net proceeds from this offering will be approximately $115,000, after deducting $35,000 for estimated offering expenses, which include legal, accounting and filing fees.

The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering as set forth in the table below.  The table below sets forth the use of proceeds if 3,000,000 shares or 1,500,000 shares.

	Sale of 3,000,000 Shares	Sale of 1,500,000 Shares
Net Proceeds:	$115,000	$40,000

The net proceeds will be used as follows:

Software Development:	$60,000	$25,000

Marketing:	$20,000	$5,000

Working Capital:	$35,000	$10,000

Totals:	$115,000	$40,000

That portion of the net proceeds not required for immediate expenditure may be deposited into an interest-bearing account or invested in short-term government notes, treasury bills, or similar obligations of financial institutions, at the sole discretion of the Company.

determination of offering price

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  Our Company and our selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination of the Board of Directors of the price at which they believed investors would be willing to purchase the shares.  Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

5,000,000 shares of our presently issued and outstanding shares of common stock were issued to certain shareholders who were involved in the founding of the company and our officers and directors at par value in consideration for cash payments aggregating $500. The remaining 4,000,000 shares of our presently issued and outstanding shares of common stock were issued to the selling shareholders at a purchase price of $0.01 per share in private placements conducted in January 2008 pursuant to the exemptions from registration under the Securities Act provided by Regulations S promulgated thereunder.  In contrast, all of the shares offered hereby are being offered at $.05 per share.  Accordingly, the shares being offered hereby are being offered at a price significantly more than the price paid by our founders, officers, and directors, for shares of common stock purchased by them.

“Dilution," as the term is used herein, is a reduction in the value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the common shares after the purchase takes place.  "Net book value" represents the amount of total assets less the amount of total liabilities divided by the number of shares of our common stock outstanding.  This dilution arises mainly from the arbitrary decision as to the offering price per share and the lower book value of the shares of our currently outstanding.  As we are a development stage company with limited assets, no operations or revenues at this time, there is no reasonable measure of the net tangible book value per share for our outstanding common stock.   The following table summarizes the dilution which investors participating in the offering would incur and the benefit to current shareholders as a result of this offering, if 3,000,000 shares, 1,500,000 shares, or 750,000 shares are sold (after deducting any legal, accounting, printing, or other offering costs incurred in connection with this offering).

	Sale of 3,000,000 Shares	Sale of 1,500,000 Shares

Net Tangible Book Value Per Share Prior to the Offering	$.00	$.00

Increase in Net Tangible Book Value Per Share Attributable to this Offering	$.01	$.01

Net Tangible Book Value Per Share After this Offering	$.00	$.01

Dilution to New Investors	$.04	$.04

selling security holders

The following table sets forth the shares beneficially owned, as of May 30, 2008 by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders at a purchase price of $0.01 per share in private placements made in January 2008, pursuant to the exemptions from the registration under the Securities Act provided by Regulation S of the Securities Act.  None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 9,000,000 shares of our common stock issued and outstanding.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

#	Name of Selling Security Holder	Common Shares Owned	Number of Shares offered by Selling Security Holder	Number of Shares Owned by Selling Security holder After Offering and Percent of Total Issued and Outstanding Held Before the Offering(1)
				# of Shares	% of Class
1.	Huabo Zhao	50,000	50,000	0	0
2.	Linlin Jiang	50,000	50,000	0	0
3.	Qinyu Liu	50,000	50,000	0	0
4.	Yueyi Chen	50,000	50,000	0	0
5.	Juan Xie	50,000	50,000	0	0
6.	Xiaofeng Yang	50,000	50,000	0	0
7.	Li Han	50,000	50,000	0	0
8.	Wei Zhang	50,000	50,000	0	0
9.	Yun Liu	50,000	50,000	0	0
10.	Yipin Li	50,000	50,000	0	0
11.	Li Bao	50,000	50,000	0	0
12.	Chengcheng Fan	50,000	50,000	0	0
13.	Heyi Wang	50,000	50,000	0	0
14.	Delin Zhao	50,000	50,000	0	0
15.	Junjun Wang	50,000	50,000	0	0
16.	Chuansheng Yang	50,000	50,000	0	0
17.	Bo Li	100,000	100,000	0	1.11
18.	Yonghuai Liu	100,000	100,000	0	1.11
19.	Xuming Mei	100,000	100,000	0	1.11
20.	Wenxue Hu	100,000	100,000	0	1.11
21.	Tianyue Lv	100,000	100,000	0	1.11
22.	Fan Jiang	100,000	100,000	0	1.11
23.	Yu Hu	100,000	100,000	0	1.11
24.	Shuhong You	100,000	100,000	0	1.11
25.	Yuanxian Luo	100,000	100,000	0	1.11
26.	Mei Yang	100,000	100,000	0	1.11
27.	Hongmei Liao	100,000	100,000	0	1.11
28.	Doudou Liu	100,000	100,000	0	1.11
29.	Zhu Mei	100,000	100,000	0	1.11
30.	Fenliu Luo	100,000	100,000	0	1.11
31.	Chuanying Yang	100,000	100,000	0	1.11
32.	Tianzhi Li	100,000	100,000	0	1.11
33.	Jingtao Xiong	200,000	200,000	0	2.22
34.	Xiaogang Liu	200,000	200,000	0	2.22
35.	Heyan Wang	200,000	200,000	0	2.22
36.	Ying Bao	200,000	200,000	0	2.22
37.	Ping Liu	200,000	200,000	0	2.22
38.	Zhongshu Jiang	200,000	200,000	0	2.22
39.	Tao Fan	200,000	200,000	0	2.22
40.	Peixiong Fan	200,000	200,000	0	2.22

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)	Based on 9,000,000 shares of common stock issued and outstanding as of May 30, 2008.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

plan of distribution

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to eligible for trading on the OTCBB. We do not yet have a market maker who has agreed to file such application.

Offering by our Company

We are offering up to a maximum of 3,000,000 shares of our common stock by direct public offering on a "best efforts basis."  The offering price is $0.05 per share.  The shares will be sold on our behalf by our officers and directors.  None of our officers or directors will receive any commissions or proceeds from the offering for selling shares on our behalf. No brokers, dealers or finders or agent for commission are involved in this offering.

The offering will commence as soon as practicable after the effective date of the registration statement relating to this prospectus.  It will terminate 180 days after such effective date, but such termination date may be extended for up to an additional 90 days in our discretion.  We reserve the right to terminate the offering at an earlier date, in our sole discretion, even if no shares are sold.

There are no other minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.  Funds received by us for the payment of shares subscribed for in the offering will be deposited into a bank account maintained by us and under our control and be immediately available for our use.  All funds received by us will be retained by us for our use and will not be refunded.

As noted above, we will sell the shares in this offering through our officers and directors.  Such persons will receive no commission from the sale of any shares.  They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are namely:  (1) The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; (2) The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; (3) The person is not at the time of their participation, an associated person of a broker/dealer; and (4) The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer.  They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement relating to this prospectus is declared effective by the SEC, do we intend to hold investment meetings in various states where the offering will be registered. We will not utilize the Internet or any form of paid media to advertise our offering, but rather through meetings arranged by our officers and directors and their business associates and their friends or relatives who may also distribute the prospectus to potential investors, to see who are interested in us and in making a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up or trust agreement, implicit or explicit.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Fenario, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Resale by Selling Security Holders

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin

Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(b) privately negotiated transactions;

(c) market sales (both long and short to the extent permitted under the federal securities laws);

(d) at the market to or through market makers or into an existing market for the shares;

(e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Underwriters

We have no underwriter and do not intend to have one. In the event that we or any selling shareholder qualifying shares under this S-1 sells or intends to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

description of securities

The  following  description of our  capital  stock  is a  summary and is qualified in its entirety by the  provisions of our Articles of  Incorporation which has been filed as an exhibit to our  registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 common stock with par value of $0.0001, of which 9,000,000 shares are issued and outstanding as of May 30, 2008.  Each holder of our shares of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

interest of named experts and counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

 description of business

Overview

We were incorporated in the State of Nevada on May 11, 2007.  We are a development stage company.  We have not generated any revenue to date and our operations have been limited to organizational, start-up, and fund raising activities.  In January 2008, we raised an aggregate of $40,000 from 40 investors in a private placement. These funds were used by us primarily in preparation for this offering.  We currently have no employees other than our officers, who are also our directors.

The address of our principal executive office is 410 Park Avenue, 15th Floor, New York, NY 10022.   Our telephone number is (917) 497-2692.  We do not have a website at this time

The Company

Fenario, Inc. is focused on developing and licensing proprietary software solutions for healthcare providers, health care professionals and health insurance companies. Currently, there is an increasing focus on medical cost containment within the medical community and the general population as a whole. We hope to offer advanced clinical, financial and management information software which is focused on enabling the real time automation of routine patient transactions. Our goal is to improve healthcare delivery by providing hospitals, physician practices and health insurance companies with innovative health information management systems that concentrate on healthcare business processes within the revenue cycle and which are work flow based. The Company’s applications allow authenticated users, such as physicians, nurses, administrative and financial personnel, and payers with access to patient healthcare information that exists in disparate systems across the continuum of care and improve operational efficiencies through business process re-engineering and automating labor-intensive and demanding paper environments. Our products will assist in the management of areas including practice management, compliance management, coding and reimbursement optimization and medical record management.

We anticipate providing our software solutions to customers through a subscription basis via remote application-hosting services as an Application Service Provider (ASP) or licensed and installed locally. The various products that we will develop will be of a flexible and modular architecture to allow our software to be installed one application at a time or all at once, and to integrate easily with software developed by other vendors or the client. This enables our clients to install our software without the disruption and expense of replacing their existing software systems to gain additional functionality.

We have not commenced operations other than in connection with this offering.  Our chief executive officer has no experience in the business of interactive education, retail sales or animated programming.

We do not have sufficient capital to operate our business and will require additional funding to sustain operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our Market

We have identified three primary markets for our software solutions. Initial marketing will focus on direct sales to healthcare providers, such as physicians, clinics, hospitals (primary and tertiary facilities), laboratories, diagnosis centers and emergency centers. Additionally, it is our current intention to also market to various health information service companies as resellers of our products. The other market segment we wish to capture is health insurance and group medicine companies. Once a strong customer base within the U.S. is secured we intend to market our products to international clients.

Plan of Operation

Objectives

Our goal is to improve healthcare delivery by providing hospitals, physician practices and health insurance companies with innovative health information management systems that concentrate on healthcare business processes within the revenue cycle and which are work flow based.

The company has no revenues at this time. As of May 30, 2008, we had slightly over approximately $32,000 in cash. It is our belief that this will suffice until we are quoted on the FINRA Over the Counter Bulletin Board. We are offering up to a total of 3,000,000 shares of common stock on a best efforts basis. The offering price is $0.05 per share. Once any shares are subscribed, accepted and paid for, the purchase price paid to us will be immediately used by us and there will be no refunds.

Initial funding will be used for the creation of beta programming, completion of a website and the purchase of the necessary hardware and software for future development. If it turns out that we do not have enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

Product Development

Our products are intended to assist healthcare providers, health care professionals and health insurance companies to improve operations and optimize revenues. We believe that our software solutions will solve technological and communication problems within the healthcare systems by creating a virtual "paperless office" for the insurer and total connectivity, regardless of method, for the health provider. Our software will eventually allow health care providers and institutions to replace manual medical claims systems and provides insurance companies and healthcare providers significant savings through a substantial reduction in operational costs. As providing products for all these various health care institutions and providers would constitute dozens of intricate programs that would require considerable time and financial resources to create, we intend to approach program development in an incremental fashion.

•
Stage 1 – Our initial efforts will be to create a beta practice management program which will be designed to automate and streamline a number of administrative functions required for operating a medical organization/practice. Software functions that will be included are patient scheduling, on-line billing capabilities, automation of routine patient eligibility, patient verifications, patient authorizations, claims processing and payment functions.  Currently, many institutions are still accomplishing these functions on a manual basis. When creating the beta products, we will utilize the assistance of a wide array of professionals including licensed physicians, healthcare administrators, programmers, website developers and marketing experts. Initially, we hope to employ these professionals on a per diem or consulting basis.

•
Stage 2 – Once our practice management system is operational and revenue generating we intend to use any earned revenue we may receive to commence development of programming in the area of electronic medical records. This software will assist health care providers and organizations to improve their medical records in numerous areas. These benefits will include converting paper medical records to an electronic format (thereby reducing paper and much needed storage space usage), coding guidance that is compliant with all health care regulations while also assisting providers in accurately capturing (and subsequently receiving timely reimbursement for services from all payers . By incrementally adding each software program in a methodical fashion we hope to attract and retain a broad customer base.

•
Stage 3 - To be effective on a long term basis it will be a major imperative for us to remain relevant and interesting to our customer base. We expect that creative and useful programming must be developed on a continued basis and will remain an expense for the foreseeable future. This need is further exaggerated by the ever changing government regulations that govern a patients right to privacy. Additionally, increased programming will allow us to add to our product line and that will allow the company to increase corporate revenue.

The incremental approach described above, will allow us to begin product development on a limited financial budget. As revenues increase, additional programs can be developed. Ultimately, we would like to have a product line that offers our clients an efficient and easy way to conduct their respective businesses.

Marketing

Upon completion of our beta programs, the company will have a need for a detailed marketing plan that will afford for a wide exposure of our services to our preferred markets. Our preferred markets would include:

•	Private Physician Practices
•	Group Practices
•	Urgent Care Centers
•	Health Clinics
•	Hospitals

We hope to target our preferred markets with a thorough a direct sales approach as well as an advertising campaign that would include online and traditional print.

We expect to distribute our products through various means including on a subscription basis via remote application-hosting services as an Application Service Provider (ASP) or licensed and installed locally.

We recognize that our current management does not have sufficient marketing experience to create and execute an effective marketing plan. Accordingly, it is our intention to seek out a consulting firm(s) that specializes in this arena. Currently, we are focusing our efforts on developing a request for proposal for prospective marketing firms. Generally we are seeking firms with experience in the health information system market.

Although the company generally hopes, once the Registration Statement is declared effective and its shares are quoted on the FINRA Bulletin Board, to raise additional funds, we have no specific plans, understandings or agreements with respect to such an offering, and may seek to raise the required capital by other means. No arrangements have been made with any third party with respect to such a private offering and we have given no contemplation with respect to the securities to be offered or any other issue with respect to any offering. Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

Competition

The health information system industry is highly competitive.  The products we plan to introduce will encounter strong competition from many other companies, including many with greater financial resources than ours.

As the health information system industry market continues to expand, we expect there to be significant competition from companies similar to ours, as well as from larger and more established companies. Our competitors include:

1.
Transax International Limited (TNSX.OB), - Provides health information management products and solutions to manage coding, compliance, reimbursement, abstracting, and record management's processes for healthcare providers and health insurance companies. Its compliance management, and coding and reimbursement management solutions help to conduct automated prospective and retrospective reviews of in-patient and out-patient claims data.

2.
Streamline Health Solutions, Inc. (STRM) -  An enterprise workflow and document management firm that supplies document workflow and document management tools, applications, and services to the healthcare industry in the United States. Its tools and services assist strategic business partners, healthcare organizations, and customers in business process re-engineering and automating document-intensive environments. The company’s workflow-based services offer solutions to labor-intensive healthcare business processes in the revenue cycle, such as chart coding, abstracting and completion, remote physician order processing, pre admission registration scanning and signature capture, insurance verification, secondary billing services, explanation of benefits processing, and release of information processing.

3.
Eclipsys Corporation (ECLP) - Operates as a healthcare information technology company in North America. It provides clinical, financial, and management information software and service solutions, as well as licenses proprietary software and content. Its software enables physicians, nurses, and other clinicians to order tests, treatment, and medications; and record, access, and share information about patients. The company’s software also facilitates administrative and financial functions, including patient admissions, scheduling, records maintenance, invoicing, inventory control, cost accounting, and assessment of the profitability of specific medical procedures and personnel. Its products and solution offerings include clinical and financial software for use by healthcare organizations and clinicians; professional services related to implementation and use of its software; consulting services to help clients improve their operations; IT outsourcing; remote hosting of client IT systems, including proprietary and third-party software; and hardware and networks. It markets its software and services to small and stand alone hospitals, multi entity healthcare systems, academic medical centers, and community hospitals through its direct sales force. Eclipsys Corporation was founded in 1995 and is headquartered in Boca Raton, Florida.

4.
Quality Systems, Inc. (QSII) - Engages in the development and marketing of healthcare information systems that automate medical and dental practices, physician hospital organizations and management service organizations, ambulatory care centers, community health centers, and medical and dental schools. It offers proprietary electronic medical records software and practice management systems under the NextGen3 product name. The product categories of the NextGen suite include electronic medical records, enterprise practice management, enterprise appointment scheduling, enterprise master patient index, image control system, managed care server, electronic data interchange, system interfaces, Internet operability, and a patient-centric and provider-centric Web Portal solution (NextMD4.com). Quality Systems was founded in 1974 by Sheldon Razin and is headquartered in Irvine, California.

Employees

We have no full time employees at this time. All functions, including development, strategy, negotiations and clerical are currently being provided on a voluntary basis by our two officers.

description of property

We do not lease or own any real property.  We currently maintain our corporate offices at 410 Park Avenue, 15th Floor, New York, NY 10022. As of April 1, 2008, we pay $90.00 per month rent for this space because the amount of the space we use at such office is de minimis.  We believe that this space will be sufficient until we start generating revenues and need to hire employees.

legal proceedings

There are no legal proceedings that have occurred within the past five years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of May 30 2008, there were 9,000,000 common shares outstanding which were held by 41 stockholders of record.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of  bids,  offers and confirmations between broker-dealers, and

(2)  securities admitted to quotation are offered by one or more Broker-dealers  rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

dividend policy

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

management’s discussion and analysis or plan of operation

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Fenario, Inc.  And the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements.  Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

Fenario, Inc. is focused on developing and licensing proprietary software solutions for healthcare providers, health care professionals and health insurance companies.  With adequate funding we feel that we are well positioned to execute our business plan.

Plan of Operation

Over the course of the next twelve month period we plan to focus our efforts on software development with the objective of creating a beta practice management program which will be designed to automate and streamline a number of administrative functions required for operating a medical organization/practice. We recognize that our current management and Board of Directors do not have sufficient business planning experience to create these systems. Accordingly, it is our intention to seek out a consulting firm(s) and programmers that specializes in this arena. Additionally, we will utilize this time period to actively seek out qualified individuals who can assume key management positions to assist the company in attaining its’ stated goals.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2008 reflects cash assets in the amount of $32.150. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

We do not have sufficient resources to effectuate our business. We expect to incur a minimum of $60,000 in expenses during the next twelve months of operations. We estimate that this will be comprised mostly of professional fees including; $40,000 towards software development, $5,000 towards marketing materials and website. Additionally, $15,000 will be needed for general overhead expenses such as for reimbursed expenses, corporate legal and accounting fees, office overhead and general working capital. Accordingly, we will have to raise the funds to pay for these expenses. We might do so through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. We potentially will have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

changes in and disagreements with accountants
on accounting and financial disclosure

Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm, is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

directors, executive officers, promoters and control persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of May 30, 2008:

Name	Age	Positions and Offices Held
Uziel Leibowitz Fenario, Inc. 410 Park Avenue 15th Floor New York, NY 10022	36	Director, Chairman, President and Chief Executive Officer
Nathan Birnak Fenario Inc. 410 Park Avenue 15th Floor New York, NY 10022	25	Director, Secretary

Uziel Leibowitz has been our Chairman, President and CEO since we were established. Mr. Leibowitz currently owns and operates a small medical billing consulting firm and has been doing so since the spring of 2001.  His area of expertise is assisting start- up medical practice implement effective medical billing software.  To assist his clients, Mr. Uziel employs various medical billing software systems. Prior to starting his own consulting business in Jerusalem, Israel, Uziel worked as a medical biller at the office of Dr. David Cohen in Jerusalem, Israel during the period of 1999 through the summer of 2001.

Nathan Birnak has been our secretary since we were established. Mr. Birnak is currently a freelance accountant in the Tel -Aviv - Jerusalem, Israel area. Mr. Birnak has operated in this capacity since the summer of 2003. The previous years, Nathan studied economics at a local university and intends to return to school on a part time basis to gain a masters degree in accounting.

There are no familial relationships among any of our directors or officers.  None of our directors or officers is a director in any other U.S. reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors

Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

executive compensation

Summary Compensation

Since our incorporation on May 11, 2007 we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such.  We have no employment agreements with any of our directors or executive officers.  We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on May 11, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers.  We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on May 11, 2007, none of our directors or executive officers has held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on May 11, 2007, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors.

security ownership of certain beneficial owners and management

The following table lists, as of May 30, 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 9,000,000 shares of our common stock issued and outstanding as of May 30, 2008.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Fenario, Inc., 410 Park Avenue, 15th Floor, New York, NY 10022.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Uziel Leibowitz	5,000,000	55.5%

Nathan Birnak	0	0%

All directors and executive officers as a group (two) persons)	5,000,000	55.5%

Certain Relationships and Related Transactions

On March 11, 2007 by action taken by our board of directors, we issued 5,000,000 shares of our common stock to Uziel Leibowitz, our President, Chief Executive Officer, Chairman, and Director.  The shares were issued in consideration for the payment of $500.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Leibowitz was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

expenses of issuance and distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders.  The expenses which we are paying are set forth in the following table.  All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting Fees and Expenses	$15,000.00

SEC registration fee	$ 13.76

Legal fees and other expenses	$20,000.00
Total	$35,013.76

legal matters

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

experts

The financial statements included in this prospectus and in the registration statement have been audited by Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Indemnification for Securities Act Liabilities

Our By-laws provide to the fullest extent permitted by law, our directors or officers,   former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Where You Can Find More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission.  Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates.  Because we file documents electronically with the SEC, you may also  obtain  this  information  by  visiting  the  SEC's  Internet  website  at http://www.sec.gov.

FINANCIAL STATEMENTS

FENARIO, INC
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
MARCH 31, 200

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Fenario, Inc.

We have audited the accompanying balance sheet of Fenario, Inc. (a Development Stage Company) (“the Company”) as of March 31, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period May 11, 2007 (inception) to March 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fenario, Inc. at March 31, 2008, and the results of its operations and its cash flows for the period May 11, 2007 (inception) to March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred an operating loss for the period May 11, 2007 (inception) to March 31, 2008, has had no revenues and has not commenced planned principal operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
May 28, 2008

FENARIO, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
MARCH 31, 2008

ASSETS

Current Assets:
Cash	$ 32,150

Total Current Assets	32,150

Deferred Offering Costs	7,500

Total Assets	$ 39,650

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$ 2,000

Total Current Liabilities	2,000

Total Liabilities	2,000

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock, $.0001 par value; 5,000,000 shares authorized,
none issued and outstanding	-
Common Stock, $.0001 par value; 500,000,000 shares authorized,
9,000,000 issued and outstanding	900
Additional Paid-In Capital	36,600
Deficit Accumulated During the Development Stage	(2,580)

Total Stockholders’ Equity	37,650

Total Liabilities and Stockholders’ Equity	$ 39,650

The accompanying notes are an integral part of these financial statements.

FENARIO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD MAY 11, 2007 (INCEPTION) TO MARCH 31, 2008

Net Revenues	$ -

Costs and Expenses:
Professional Fees	2,000
Other Expenses	850

Total Costs and Expenses	2,850

Net Loss	$(2,850)

Basic and Diluted Loss Per Share	$( .00)

Weighted Average Basic and Diluted Shares Outstanding	5,938,272

The accompanying notes are an integral part of these financial statements.

FENARIO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD MAY 11, 2007 (INCEPTION) TO MARCH 31, 2008

	Common Stock		Additional Paid-In	Deficit Accumulated During the
	Shares	Amount	Capital	Development Stage	Total

Balance, May 11, 2007	-	$ -	$ -	$ -	$ -

Common Stock Issued to Founder
at $.0001 per share, May 2007	5,000,000	500	-	-	500

Common Stock Issued to Private Investors
at $.01 Per Share, January 2008	4,000,000	400	39,600	-	40,000

Net Loss for the Period	-	-	-	(2,850)	(2,850)

Balance , March 31, 2008	9,000,000	$ 900	$39,600	$(2,850)	$ 37,650

The accompanying notes are an integral part of these financial statements.

FENARIO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD MAY 11, 2007 (INCEPTION) TO MARCH 31, 2008

Cash Flows from Operating Activities:
Net Loss:	$(2850)
Adjustments to Reconcile Net Loss to Net Cash Used
in Operating Activities:
Changes in Assets and Liabilities:
Increase in Accounts Payable	2,000

Net Cash Used in Operating Activities	(850)

Cash Flows from Investing Activities:	-

Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	40,500
Payment of Deferred Offering Costs	(7,500)

Net Cash Provided by Financing Activities	33,000

Increase in Cash	32,150

Cash - Beginning of Period	-

Cash - End of Period	$ 32,150

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$ -
Income Taxes Paid	$ -

The accompanying notes are an integral part of these financial statements.

FENARIO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -                      Summary of Significant Accounting Policies

Organization

Fenario, Inc. (“the Company”) was incorporated on May 11, 2007 under the laws of the State of Nevada.  The Company has selected March 31 as its fiscal year.

            The Company has not yet generated revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7.  The Company is focused on developing and licensing proprietary software solutions for healthcare providers, health care professionals and health insurance companies. There is no assurance, however, that the Company will achieve its objectives or goals.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Deferred Offering Costs

Deferred offering costs represents costs incurred in connection with a proposed initial public offering of the Company’s common stock.  Upon successful completion of such offering, the aggregate offering costs will be charged to additional paid-in capital.  In the event that the proposed offering is unsuccessful, the aggregate offering costs will be charged to operations in the appropriate period.

Revenue Recognition

The Company utilizes the accrual method of accounting.  For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded.

Advertising Costs

Advertising costs will be charged to operations when incurred.  The Company did not incur any advertising costs during the period ended March 31, 2008.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

FENARIO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -                      Summary of Significant Accounting Policies (Continued)

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented.  Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of cash approximates fair value because of the immediate or short-term maturity of these financial instruments.

Research and Development

Research and development costs will be charged to expense as incurred.  The Company did not incur any research and development costs during the period ended March 31, 2008.

Recent Accounting Standards and Pronouncements

In July 2006 the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“Interpretation No. 48”).  Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.”  Interpretation No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  Interpretation No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  Interpretation No. 48 is effective beginning January 1, 2007.  The Company believes that the adoption of Interpretation No. 48 will not have a material impact on its financial statements.

In September 2006 the FASB issued SFAS No. 157, "Fair Value Measurements", which defines fair value, establishes a framework for measuring fair value, and expands fair value disclosures.  The Standard does not require any new fair value measurements.  This standard is effective for fiscal years beginning after November 15, 2007.  The adoption of this new standard is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

FENARIO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -                      Summary of Significant Accounting Policies (Continued)

Recent Accounting Standards and Pronouncements (Continued)

In December 2006 the FASB issued FSP EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP 00-19-2"), which addresses accounting for registration payment arrangements.  FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies".  FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years.  The Company does not expect the adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

In June 2007 the FASB ratified the consensus in EITF Issue No. 07-3, "Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities"  (EITF 07-3), which requires that nonrefundable advance payments for goods or services will be used or rendered for future research and development (R&D) activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability.  EITF 07-3 will be effective for fiscal years beginning after December 15, 2007.  The Company does not expect that the adoption of EITF 07-3 will have a material impact on its financial position, results of operations or cash flows.

In December 2007 the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  SFAS No. 141(R) is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any, that the adoption will have on its financial position, results of operations or cash flows.

NOTE 2 -                      Going Concern

The Company is a development stage Company and has not commenced planned principal operations.  The Company had no revenues and incurred a net loss of $2,850 during the period May 11, 2007 (inception) to March 31, 2008.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

FENARIO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 -                      Going Concern (Continued)

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof.  There can be no assurances that the Company will be able to continue to raise the additional funds it requires.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

In January 2008 the Company sold 4,000,000 shares of common stock to private investors for gross proceeds of $40,000.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof.  The Company currently plans to raise gross proceeds of approximately $150,000 through an offering of 3,000,000 shares of its common stock.  There can be no assurances that the Company will be able to raise such funds or any other additional funds it requires.

NOTE 3 -                      Income Taxes

At March 31, 2008, the Company had available a net-operating loss carry-forward for Federal tax purposes of approximately $2,850, which may be applied against future taxable income, if any, through 2028.  Certain significant changes in ownership of the Company may restrict the future utilization of these tax loss carry-forwards.

At March 31, 2008, the Company has a deferred tax asset of approximately $1,000 representing the benefit of its net operating loss carry-forward.  The Company has not recognized the tax benefit because realization of the tax benefit is uncertain and thus a valuation allowance has been fully provided against the deferred tax asset.  The difference between the Federal Statutory Rate of 34% and the Company’s effective tax rate of 0% is due to an increase in the valuation allowance of approximately $1,000.

NOTE 4 -                      Common Stock

In May 2007 the Company issued 5,000,000 shares of common stock to the Founder for $500.

In January 2008 the Company sold 4,000,000 shares of common stock to private investors at $.01 per share for gross proceeds of $40,000.

NOTE 5 -                      Preferred Stock

The Company’s Board of Directors may, without further action by the Company’s stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series.  The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock.  Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.